Exhibit 10.1

FORM OF AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of July   , 2006, by and between Venoco, Inc., a Delaware corporation (the “Company”), and              (“Employee”).

RECITALS

A.            The Company and Employee are parties to that certain Employment Agreement dated effective March 1, 2005 (the “Employment Agreement”).

B.            The Company and Employee have determined that it is in their respective best interests to amend the Employment Agreement, and in connection with the Company’s agreement to enter into that certain Bonus Payment Agreement, dated as of the date hereof, between the Company and Employee, Employee has agreed to amend the Employment Agreement, in the manner set forth herein.

AGREEMENT

In consideration of the terms and conditions of this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Amended Provisions. The Employment Agreement is hereby amended as follows:

(a)           Section 8 of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

8.             Change in Control. For purposes of this Agreement, a “Change in Control” shall mean the occurrence of one of the following events:

(i)           Any “person” (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than Timothy M. Marquez, Bernadette B. Marquez, their respective legal representatives, devisees, donees and heirs and any Trust for the benefit of either or both of Timothy M. Marquez and Bernadette B. Marquez and/or the issue of either of them (the “Marquez Family”) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, or the outstanding securities of a successor entity in the event of a business combination between the Company and another entity; provided that for purposes of this paragraph a “person” shall not include the entity with which the Company may consummate a business combination;

(ii)           the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. For purposes of this clause (ii), the term “the sale or disposition by the Company of all or substantially all of the Company’s assets” shall mean a sale or other disposition transaction or series of related transactions (other than transactions related to the creation of a master limited partnership or royalty trust in which the Company continues its corporate existence), involving assets of the Company or of any direct or indirect subsidiary of the Company (including the stock of any direct or indirect subsidiary of the Company) in which the value of the assets or stock being sold or otherwise disposed of (as measured by the purchase price being paid therefor or by such other method as the Board determines is appropriate in a case where there is no readily ascertainable purchase price) constitutes more than two-thirds of the “fair market value of the Company” (as hereinafter defined). For purposes of the preceding sentence, the “fair market value of the Company” shall be the aggregate market value of the Company’s outstanding common stock (on a fully diluted basis) plus the aggregate market value of the Company’s other outstanding equity securities. The aggregate market value of the Company’s equity securities shall be determined by multiplying the number of shares of the Company’s common stock (on a fully diluted basis) outstanding on the date of the execution and delivery of a definitive agreement with respect to the transaction or series of related transactions (the “Transaction Date”) by the average closing price of such security for the ten trading days immediately preceding the Transaction Date, or if not publicly traded, by such other method as the Board shall determine is appropriate;      or

(iii)     the Marquez Family is no longer the largest beneficial owner of the Company’s outstanding voting securities and Timothy Marquez is no longer the Chief Executive Officer or Chairman of the Board of Directors of the Company.

(b)           Section 9(a) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

(a)            Resignation. Employee may resign, including by reason of retirement, his position at any time. In the event of such resignation, except in the case of resignation on or following a Change in Control for Good Reason (as defined below), Employee shall not be entitled to further compensation pursuant to this Agreement.

(c)           Section 9(c)(i) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

The Company may terminate this Agreement and Employee’s employment for any reason deemed sufficient by the Company upon notice as provided in

Section 12. However, in the event that Employee’s employment is terminated during the Term by the Company on or following a Change in Control and for any reason other than his Misconduct (as defined in Section 9(c)(ii) below) then: (A) the Company shall pay in a lump sum, in cash, to Employee, within 15 days of the Date of Termination, an amount equal to three times the sum of (1) Employee’s Base Compensation, (2) an amount equal to the highest incentive award paid or payable, as the case may be, to Employee under the Company’s Incentive Compensation Plan during the current year and the three years prior to termination, (3) an amount equal to the amount of contributions that the Company would have made on behalf of Employee under the Company’s 401(k) Plan during the prior year disregarding any limitations on benefits or covered compensation imposed by I.R.C. Sections 401(a)(17), 401(k), 401(m) or 415; (B) for the 36-month period after such Date of Termination, the Company shall provide or arrange to provide Employee (and Employee’s dependents) with group health insurance benefits substantially similar to those which Employee (and Employee’s dependents) were receiving immediately prior to the Notice of Termination, with the Employee charged a monthly premium(s) for such coverage(s) that does not exceed the premium(s) charged to an active employee for comparable coverage(s); benefits otherwise receivable by Employee pursuant to this clause (B) shall be reduced to the extent comparable benefits are actually received by Employee (and Employee’s dependents) during the 36-month period following Employee’s termination, and any such benefits actually received by Employee shall be reported to the Company (to the extent coverage and/or benefits received under a self-insured health plan of the Company (any successor or affiliate) are taxable to Employee, the Company shall make Employee “whole” on a net after tax basis); (C) within 30 days of the Date of Termination or, if later, the first date on which such payment would not subject Employee to suit under Section 16(b) of the Securities Exchange Act of 1934, if applicable, the Company shall offer to pay to Employee for cancellation of all outstanding stock-based awards then held by Employee on the Date of Termination (collectively, “Awards”), a lump sum amount in cash equal to the sum of the value (with respect to an option or stock appreciation right, the “spread”; and with respect to restricted stock or phantom stock, the value of an unrestricted share) of all such Awards, calculated, where applicable, as if all corporate performance goals had been achieved (thus warranting full value of the Award) and in the case where the Company’s stock is not publicly traded, using a fair market value on the Date of Termination as determined by an independent third party agreeable to the Company and Employee; and (D) within 30 days after the Date of Termination, the Company shall pay to Employee an amount equal to 36 times the excess of (i) the monthly premium payable immediately prior to the Notice of Termination for life, disability and accident benefits substantially similar to those which employee (and Employee’s dependents) were receiving at such time, over (ii) the aggregate monthly premiums(s) charged to the Executive for such coverage at such time.

(d)  Section 9(h) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

(h)          Mitigation. Except as otherwise provided in Section 9(c)(i) with regard to group health benefits, Employee shall not be required to mitigate the amount of any payment provided for in this Section 9 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by Employee as a result of employment by another employer, self-employment earnings, by retirement benefits, by offset against any amount claimed to be owing by Employee to the Company, or otherwise. No amounts payable to Employee under any plan or program of the Company shall reduce or offset any amounts payable to Employee under this Agreement.

2.             No Other Changes. Except as modified or supplemented by this Agreement, the Employment Agreement remains unmodified and in full force and effect.

3.             Assignability. Employee may not assign or transfer any of his rights or obligations under this Agreement in any manner whatsoever. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder, either in whole or in part, to any parent, affiliate, successor or subsidiary organization of the Company, so long as the obligations of the Company under this Agreement remain the obligations of the Company.

4.             Validity. The validity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

5.             Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such officer as may be specifically authorized by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement is an integration of the parties’ agreement; no agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof had been made by either party which is not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

6.             Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together will constitute one and the same instrument.

7.             Arbitration. Either party shall be permitted (but not required) to elect that any dispute or controversy arising under or in connection with this Agreement be settled by arbitration in Denver, Colorado, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

8.             Knowledge of Terms and Conditions. Employee has received a copy of this Agreement in advance of his execution hereof and has had the opportunity to consult with his own attorney with respect to the terms and conditions hereof and the transactions contemplated under this Agreement. Employee has executed this Agreement with full knowledge of the terms and conditions contained herein and acknowledges that he has had the opportunity to obtain information regarding the Company and concerning the terms and conditions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement effective as of the date first above written.

VENOCO, INC.

By:
Timothy M. Marquez
Chief Executive Officer

EMPLOYEE